UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 31, 2015 (December 18, 2015)

Date of Report (Date of earliest event reported)

US FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-185732	36-3642294
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

(Address of principal executive offices)

(847) 720-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2015, USF Holding Corp. (the “Company”) received a written letter of resignation from Edward Liddy stating that he resigned effective January 2, 2016 from his position on the Board of Directors of the Company (the “Board”). Mr. Liddy resigned to pursue new opportunities and not as a result of any dispute or disagreement with the Company.

Investment funds associated with or designated by Clayton, Dubilier & Rice, Inc. (“CDR”), and Kohlberg Kravis Roberts & Co. (“KKR” and, together with CDR, the “Sponsors”) currently beneficially own, in the aggregate, a majority of the outstanding shares of the stock of the Company. These investment funds are party to a stockholders agreement pursuant to which each of the funds has agreed to vote in favor of the other funds’ nominees to the Board. Mr. Liddy is a nominee of CDR. No replacement nominee has been designated by CDR.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: December 31, 2015	US Foods, Inc.

	By:	/s/ Juliette Pryor
Juliette Pryor
Executive Vice President, General Counsel and Chief Compliance Officer